UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 25, 2016

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 25, 2016, Novavax, Inc. (the “Company”) announced that, although the Company has not finalized its full financial results for the fiscal year ended December 31, 2015, the Company expects to report that it has approximately $231 million of cash and cash equivalents and marketable securities as of December 31, 2015. This amount is preliminary, has not been audited and is subject to change upon completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2015. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2015.

The information in this Item 2.02 is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
Name:	John A. Herrmann III, J.D.
Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: January 25, 2016